                                                                   Exhibit 4.20













                             SUBSCRIPTION AGREEMENT


                          DATED AS OF DECEMBER 7, 1999

                                 BY AND BETWEEN

                                  RMI.NET, INC.




                                       AND



                     __________________________________________



                               ____________________




                                  COMMON STOCK
                                       AND
                         COMMON STOCK PURCHASE WARRANTS

                             SUBSCRIPTION AGREEMENT

                                  COMMON STOCK
                                       AND
                         COMMON STOCK PURCHASE WARRANTS

                                  RMI.NET, INC.

                                                                                                    PAGE
                                                                                                    ----
1.       AGREEMENT TO SUBSCRIBE......................................................................1
         (a)      Subscription.......................................................................1
         (b)      Form of Payment....................................................................1
         (c)      Method of Payment..................................................................2

2.       BUYER REPRESENTATIONS, WARRANTIES, ETC......................................................2
         (a)      Purchase for Investment............................................................2
         (b)      Accredited Investor................................................................2
         (c)      Reoffers and Resales...............................................................2
         (d)      Company Reliance...................................................................2
         (e)      Information Provided...............................................................2
         (f)      Absence of Approvals...............................................................3
         (g)      Subscription Agreement.............................................................3

3.       COMPANY REPRESENTATIONS, WARRANTIES, ETC....................................................3
         (a)      Organization and Authority.........................................................3
         (b)      Capitalization.....................................................................3
         (c)      Concerning the Shares and the Common Stock.........................................4
         (d)      Subscription Agreement and Other Transaction Documents.............................4
         (e)      Non-contravention..................................................................4
         (f)      Approvals..........................................................................5
         (g)      Information Provided...............................................................5
         (h)      Absence of Certain Changes.........................................................5
         (i)      Absence of Certain Proceedings.....................................................5
         (j)      Properties.........................................................................6
         (k)      Labor Relations....................................................................6
         (l)      SEC Filings........................................................................7
         (m)      Absence of Brokers, Finders, Etc...................................................7
         (n)      No Solicitation....................................................................7
         (o)      Certain Issuances of Securities....................................................7
         (p)      Absence of Rights Agreement........................................................7

4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.......................................................7
         (a)      Transfer Restrictions..............................................................7
         (b)      Restrictive Legend.................................................................8
         (c)      Registration Rights Agreement......................................................9
         (d)      Form D.............................................................................9
         (e)      Authorization for Trading; Reporting Status........................................9

         (f)      Use of Proceeds....................................................................9
         (g)      Blue Sky Laws......................................................................9
         (h)      Certain Expenses...................................................................9
         (i)      Certain Issuances of Securities....................................................10
         (j)      Certain Trading Restrictions.......................................................11
         (k)      Monthly Reports....................................................................11
         (l)      Best Efforts.......................................................................11

5.       REPURCHASE AT OPTION OF THE COMPANY.........................................................11
         (a)      Repurchase Right...................................................................11
         (b)      Certain Definitions................................................................11

6.       CLOSING DATE................................................................................12

7.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE....................................12

8.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE............................................13

9.       MISCELLANEOUS...............................................................................13
         (a)      Governing Law......................................................................13
         (b)      Counterparts.......................................................................13
         (c)      Headings, etc......................................................................13
         (d)      Severability.......................................................................14
         (e)      Amendments.........................................................................14
         (f)      Waivers............................................................................14
         (g)      Notices............................................................................14
         (h)      Assignment.........................................................................14
         (i)      Survival of Representations and Warranties.........................................14
         (j)      Entire Agreement...................................................................14
         (k)      Termination........................................................................14
         (l)      Further Assurances.................................................................15
         (m)      Public Statements, Press Releases, Etc.............................................15
         (n)      Construction.......................................................................15

SCHEDULES

Schedule 3(a)-1   Subsidiaries


ANNEXES

Annex I           Form of Common Stock Purchase Warrant, Class A
Annex II          Form of Common Stock Purchase Warrant, Class B
Annex III         Joint Escrow Instructions
Annex IV          Form of Registration Rights Agreement
Annex V           Form of Opinion of Counsel to Be Delivered on Closing Date

                             SUBSCRIPTION AGREEMENT

                  THIS SUBSCRIPTION AGREEMENT, dated as of December 7, 1999, by and between RMI.NET, INC., a Delaware corporation (the "Company"), with headquarters located at 999 18th Street, Suite 2201, Denver, Colorado 80202, and __________________________(the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Common Stock, $.001 par value (the "Common Stock"), of the Company and in connection therewith the Company is to issue to the Buyer warrants to purchase shares of Common Stock as provided in this Agreement; and

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                  (a) SUBSCRIPTION. The Buyer hereby agrees to purchase from the Company the number of shares (the "Common Shares") of Common Stock set forth on the signature page of this Agreement at the price per share and for the aggregate purchase price set forth on the signature page of this Agreement (the "Purchase Price"). The Purchase Price shall be payable in United States dollars. In connection with the purchase of the Common Shares by the Buyer, the Company shall issue to the Buyer, at the closing on the Closing Date (as defined herein), (1) Common Stock Purchase Warrants, Class A in the form attached hereto as ANNEX I (the "Class A Warrants") to purchase the number of shares of Common Stock set forth therein (subject to adjustment as provided in the Class A Warrants) and (2) Common Stock Purchase Warrants, Class B in the form attached hereto as ANNEX II (the "Class B Warrants") to purchase the number of shares of Common Stock set forth therein (subject to adjustment as provided in the Class B Warrants). The Class A Warrants and the Class B Warrants are referred to herein collectively as the "Warrants." The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The Common Shares and the Warrant Shares are referred to herein collectively as the "Shares." The Shares and the Warrants are referred to herein collectively as the "Securities."

                  (b) FORM OF PAYMENT. The Buyer shall pay the Purchase Price for the Common Shares by delivering good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX III (the "Joint Escrow Instructions"). Such delivery of funds shall be made against delivery by the Company of the certificates for the Common Shares and the Warrants registered in the name of the Buyer or its nominee. Promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, but in any event prior to the Closing Date (as defined herein), the Company shall deliver certificates for the Common Shares and the Warrants, registered in the corporate securities records of the Company in the name of the Buyer or its nominee, to the Escrow

Agent. The certificates for the Common Shares shall be delivered by the Company to the Escrow Agent on a delivery against payment basis at the closing. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  (c) METHOD OF PAYMENT. Payment of the Purchase Price for the Common Shares shall be made by wire transfer of funds to:








Not later than 4:00 p.m., New York City time, on the date which is one Business Day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Buyer or its legal counsel, the Buyer shall deposit with the Escrow Agent an amount equal to the Purchase Price. As used in this Agreement, the term "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  (a) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Common Shares and acquiring the Warrants, and upon exercise of the Warrants will acquire the Warrant Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof, except as contemplated by the Registration Rights Agreement (as defined herein);

                  (b) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

                  (c) REOFFERS AND RESALES. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Securities being offered and sold under the 1933 Act or pursuant to an exemption from registration;

                  (d) COMPANY RELIANCE. The Buyer understands that the Common Shares are being offered and sold, the Warrants are being issued, and the Warrant Shares are being offered, in each case to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Common Shares and the Warrants and to receive an offer of the Warrant Shares;


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


                  (e) INFORMATION PROVIDED. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares and the issuance of the Warrants and the offer of the Warrant Shares which have been requested by the Buyer; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K"), (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, (3) definitive proxy statement for the Company's 1999 Annual Meeting of Shareholders held on June 24, 1999 and (4) Current Reports on Form 8-K filed June 28, July 1, July 8, July 19, August 26, August 30, September 14, September 15, 1999 and December 6, 1999 and on Form 8-K/A filed April 19, July 1, July 12 and November 15, 1999, in each case as filed with the SEC (collectively, the "SEC Reports"); and the Buyer understands that its investment in the Shares involves a high degree of risk;

                  (f) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares; and

                  (g) SUBSCRIPTION AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  3.  COMPANY REPRESENTATIONS, WARRANTIES, ETC.

                  The Company represents and warrants to, and covenants and agrees with, the Buyer that:

                  (a) ORGANIZATION AND AUTHORITY. Each of the Company and its subsidiaries listed on SCHEDULE 3(a)-1 attached hereto (the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company has no subsidiaries or equity investment in any person other than the Subsidiaries.

                  (b) CAPITALIZATION. The authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock of which 18,807,926 shares were outstanding on November 30, 1999, all of which are fully paid and nonassessable; and (b) 750,000 shares of Preferred Stock, $.001 par value, of which 9,600 shares are designated as Series B Convertible

Preferred Stock and none of which are outstanding; and on the Closing Date there will be (x) no material increase from November 30, 1999 in the number of shares of Common Stock outstanding and (y) no issuances of preferred stock or other equity securities other than Common Stock will have occurred since November 30, 1999. No shares of the Company's former Series A Preferred Stock, $.001 par value, are outstanding and such series was retired on April 30, 1998. As of November 30, 1999, the Company had outstanding options, warrants and similar rights entitling the holders to purchase 1,890,833 shares of Common Stock. Other than as set forth in the preceding sentence, the Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in the SEC Reports. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any of the Subsidiaries. No antidilution or similar adjustments will occur by reason of the issuance of the Common Shares or the issuance or exercise of the Warrants or the issuance of the shares of Common Stock and the issuance or exercise of the warrants to be issued pursuant to the other subscription agreement for the purchase of shares of Common Stock and the acquisition of common stock purchase warrants being entered into in connection herewith (the "Other Subscription Agreement"). The outstanding shares of Common Stock and outstanding options, warrants and other securities convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants and other securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock and such options, warrants and other securities were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in the Registration Rights Agreement).

                  (c) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized. The Common Shares, when issued and paid for in accordance with this Agreement and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire any of the Shares. The Company has duly reserved 1,500,000 shares of Common Stock for issuance as Common Shares and for exercise of the Warrants and for the shares of Common Stock and warrants issuable in connection with the Other Subscription Agreement, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Warrants, as long as the Warrants are exercisable. The Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq") and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1998 by Nasdaq or the Nasdaq SmallCap Market ("Nasdaq SmallCap") of any failure or potential failure to meet the criteria for continued listing and trading thereon and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Shares will not be eligible for listing on Nasdaq.

                  (d) SUBSCRIPTION AGREEMENT AND OTHER TRANSACTION DOCUMENTS. This Agreement, the Registration Rights Agreement and the Warrants and the other agreements and instruments contemplated hereby and thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement and the Warrants and such other agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  (e) NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement and the other documents contemplated by this Agreement and the consummation by the Company of the issuance of the Common Shares and the Warrants as contemplated by this Agreement, and the other transactions contemplated by this Agreement, the Registration Rights Agreement and the Warrants do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the Certificate of Incorporation, as amended, or By-laws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification, amendment, termination or cancellation of, result in the acceleration of any obligation of the Company or any Subsidiary under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (iv) have any Company Material Adverse Effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of their respective properties or to conduct any of their respective businesses or the ability of the Company or any Subsidiary to make use thereof.

                  (f) APPROVALS. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for (1) the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Warrants and the other agreements and instruments contemplated hereby and thereby, (2) the issuance and sale of the Common Shares and the issuance of the Warrants as contemplated by this Agreement and (3) the issuance of Warrant Shares upon the exercise of the Warrants, other than (x) registration of the resale of the Shares under the 1933 Act as contemplated by the Registration Rights Agreement, (y) as may be required under applicable state securities or "blue sky" laws and (z) filing of one or more Forms D with respect to the Securities as required under Regulation D.

                  (g) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the information referred to in Section 2(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that, for purposes of this Section 3(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 3(g) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states. The Company has not filed any reports with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 1998 other than the SEC Reports.

                  (h) ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, there has been no change and no development which could have a Company Material Adverse Effect, except as disclosed in the SEC Reports. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary has any material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1998, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company and the Subsidiaries taken as a whole, other than those incurred in the ordinary course of their respective businesses or disclosed in the SEC Reports.

                  (i) ABSENCE OF CERTAIN PROCEEDINGS. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, arbitrator, public board or body or governmental agency (collectively, an "Action") pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding could have a Company Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement or any of the documents contemplated hereby or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents; neither the Company or any Subsidiary nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty; the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Shares which is contemplated by the Registration Rights Agreement is first ordered effective by the SEC; and there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

                  (j) PROPERTIES. The Company and the Subsidiaries have good title to or leasehold interests in all property real and personal (tangible and intangible) and other assets owned by them, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except with respect to capital lease obligations and protective filings by lessors and except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. The leases, licenses or other contracts or instruments under which the Company and the Subsidiaries lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The

Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Company Proprietary Rights (as defined herein) or with respect to any license of Company Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Company Proprietary Rights. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Company Proprietary Rights in a manner which would have a material adverse effect on the use by the Company or any Subsidiary of any of the Company Proprietary Rights. To the best knowledge of the Company, no Company Proprietary Rights and no services or products sold by the Company or any Subsidiary, conflict with or infringe upon any proprietary rights available to any third party. Neither the Company nor any Subsidiary has received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Neither the Company nor any Subsidiary has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Company Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's or any Subsidiary's ownership or right to use the Company Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. To the best knowledge of the Company, the Company Proprietary Rights are valid and enforceable. No registration relating to the Company Proprietary Rights has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing, except for such lapses, expirations, abandonments, cancellations, adversarial proceedings or failures to be in good standing which would not, singly or in the aggregate, have a Company Material Adverse Effect. The Company and the Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Company Proprietary Rights. As used herein, the term "Company Proprietary Rights" means all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are material to the businesses of the Company and the Subsidiaries as now conducted, as proposed to be conducted or as described in this Agreement.

                  (k) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary.

                  (l) SEC FILINGS. The Company has timely filed all required forms, reports and other documents required to be filed by the Company with the SEC under the 1934 Act. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

                  (m) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than Wharton Capital Partners Ltd. and an affiliated entity, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by such persons and any other person for any such commission, fee or other compensation.

                  (n) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any person any of the Shares or the Warrants or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and the Other Subscription Agreement; and neither the Company nor any person authorized to act on its behalf will sell or offer for sale any shares of Common Stock or Warrants, or solicit any offers to buy any shares of Preferred Stock or shares of Common Stock or Warrants, so as thereby to cause the issuance or sale of any of the Shares or the issuance of the Warrants to be in violation of Section 5 of the 1933 Act.

                  (o) CERTAIN ISSUANCES OF SECURITIES. The Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which are subject to Rule 4460(i)(1)(D) of Nasdaq as in effect from time to time or any successor, replacement or similar provision thereof or of any other market on which the Common Stock is listed for trading (the "Shareholder Approval Rule") and which would be integrated with the sale of the Common Shares to the Buyer or the issuance of Warrant Shares upon exercise of the Warrants for purposes of the Shareholder Approval Rule.

                  (p) ABSENCE OF RIGHTS AGREEMENT. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                  4.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  (a) TRANSFER RESTRICTIONS. (1) The Company and the Buyer acknowledge and agree that (A) the Shares and the Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement with respect to the resale of the Shares, the Shares have not been and are not being registered for resale under the 1933 Act, and the Securities may not be transferred unless (i) subsequently registered for resale thereunder or (ii) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (B) any resale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any such resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (C) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

                  (2) In addition to the restrictions set forth in Section 4(a)(1), so long as the Company is in compliance in all material respects with its obligations to the Buyer under this

Agreement, the Warrants and the Registration Rights Agreement, the Buyer may not sell or transfer any Securities in a transaction other than pursuant to a registration statement under the 1933 Act or pursuant to Rule 144 (a "Private Transaction") without obtaining the prior approval of the Company of the proposed transferee in such Private Transaction (the "Proposed Transferee") in accordance with this Section 4(a)(2). At least ten Business Days prior to the consummation of a Private Transaction, the Buyer shall notify the Company of the identity of the Proposed Transferee and the amount of Securities proposed to be transferred. If within eight Business Days after receiving such notice the Company provides the Buyer with a certified copy of a resolution of the Company's Board of Directors (a "Restricted Person Resolution") stating that the Proposed Transferee is a Restricted Person (as defined herein), the Buyer may not transfer any Securities to such Proposed Transferee without again seeking the approval of the Company pursuant to this Section 4(a)(2). If the Company notifies the Buyer of its approval of such Proposed Transferee or fails to deliver a Restricted Person Resolution to the Buyer within such eight Business Day period, the Company shall be deemed to have approved the Proposed Transferee and shall thereupon cooperate with the Buyer to promptly consummate such Private Transaction in accordance with this Agreement and Section 9 of the Registration Rights Agreement. As used in this Agreement, "Restricted Person" means a Proposed Transferee, as reasonably determined by the Board of Directors of the Company, who has acquired, or is reasonably likely to attempt to acquire, shares of Common Stock for the purpose of (i) seeking control of or seeking to influence control of the Company or its Board of Directors, (ii) entering into an unsolicited business combination transaction with the Company or (iii) seeking to influence the management or policies of the Company.

                  (b) RESTRICTIVE LEGEND. (1) The Buyer acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

                  (2) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

                  (3) Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for all Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Trading Days

(as defined herein) after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Warrant Shares or impose any stop-transfer restriction thereon. As used in this Agreement, "Trading Day" means a day on whichever of (x) the national securities exchange, (y) Nasdaq or (z) the Nasdaq SmallCap which at the time constitutes the principal securities market for the Common Stock is open for general trading.

                  (c) REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement in the form attached hereto as ANNEX IV on or before the Closing Date.

                  (d) FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to the Buyer reasonably required for such filing.

                  (e) AUTHORIZATION FOR TRADING; REPORTING STATUS. On or before the Closing Date, the Company shall file a notification for listing of additional shares with the Nasdaq relating to the Shares and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any of the Shares or the Warrants, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  (f) USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (1) to make any loan to or investment in any other person (other than financing the Company's subsidiaries in the ordinary course of business or in connection with an acquisition of another corporation or business or assets of another corporation or business) or (2) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

                  (g) BLUE SKY LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Common Shares for sale to the Buyer and the Warrants for issuance to the Buyer pursuant to this Agreement and the Warrant Shares for issuance to the Buyer upon exercise of the Warrants under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Common Shares and the issuance of the Warrants pursuant to this Agreement and the issuance to the Buyer of Warrant Shares upon exercise of the Warrants. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

                  (h) CERTAIN EXPENSES. If the closing occurs, the Company shall pay or reimburse the Buyer for all reasonable expenses (including, without limitation, legal fees and expenses of counsel to the Buyer and the Buyer's due diligence expenses) not in excess of $30,000 incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby and the buyer under the Other Subscription Agreement. In addition, the Company or the Buyer, as the case may be, shall pay on demand all expenses incurred by the other party, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of this Agreement, the Registration Rights Agreement, the Warrants and the other agreements and instruments contemplated hereby and thereby requested by the requesting party, (2) any default or breach of any of the defaulting or breaching party's obligations set forth in any of such agreements or instruments and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the other party under any of such agreements or instruments, including any action or proceeding relating to such enforcement, or any order, injunction or other process seeking to restrain a party from paying any amount due the other party, in which the other party prevails.

                  (i) CERTAIN ISSUANCES OF SECURITIES. (1) Unless the Company obtains the approval of its stockholders as required by the Shareholder Approval Rule or a waiver thereof from Nasdaq, the Company will not issue any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock which would be subject to the requirements of the Shareholder Approval Rule and which would be integrated with the sale of the Common Shares and issuance of the Warrants to the Buyer or the issuance of Warrant Shares upon exercise of the Warrants for purposes of the Shareholder Approval Rule.

                  (2) During the period from the date of this Agreement to the date on which the Registration Statement shall have been effective with the SEC for 180 consecutive days, the Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) (A) any security (whether debt or equity) containing terms relating to the number of shares issuable and the purchase price therefor which are similar to the terms of the Class B Warrants or (B) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the market price of the Common Stock on the date of such issuance (or below an average market price for a reasonable period prior to such issuance) or the date of conversion, exchange or other exercise thereof, including, without limitation, any combination of different types of securities where the aggregate purchase price paid or payable for all securities is less than the aggregate market value of such securities and, in the case of warrants and similar securities, taking into account reasonable assumptions regarding valuation using the Black-Scholes model and similar techniques (collectively, "Equity Securities"); provided, however, that nothing in this Section 4(i)(2) shall prohibit the Company from issuing securities (w) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (x) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement and disclosed in the SEC Reports or this Agreement, (y) pursuant to a public offering underwritten on a firm commitment basis registered under the 1933 Act or (z) as part of a transaction involving a strategic alliance, acquisition of stock or assets, merger, collaboration, joint venture, partnership or other similar arrangement of the Company with another corporation, partnership or other business entity which is engaged in a business similar to or related to the business of the Company, so long as in the case of this clause (z) the Board of Directors by resolution duly adopted (and a copy of which shall be furnished to the Buyer promptly after adoption) determines that such issuance is fair to the holders of each class and series of capital stock of the Company and to the Buyer in respect of its equity interest in the Company that is represented by the Shares and the Warrants.

                  (3) Subject to the restrictions in Section 4(i)(1), during the period from the date of execution and delivery of this Agreement to the date which is one year after the Closing Date, the Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any Equity Securities without giving the Buyer the first right to acquire the Equity Securities on the same terms as the Equity Securities are to be offered to other investors; provided, however, that this Section 4(i)(3) shall not apply to the offer or sale of Equity Securities by the Company in the transactions, and subject to the conditions, set forth in clauses (w), (x), (y) and (z) of the proviso to the first sentence of Section 4(i)(2) above. The Company shall give notice to the Buyer of the detailed terms of the Equity Securities proposed to be issued and, promptly after requested by the Buyer, such other information as requested by the Buyer to the extent such information is reasonably available to the Company. The Buyer may, by notice to the Company, exercise such right of first refusal at any time until the later of (x) ten Business Days after such notice from the Company to the Buyer and (y) one Business Day after the Company provides such additional information as shall have been requested by the Buyer during such ten Business Day period.

                  (j) CERTAIN TRADING RESTRICTIONS. The Buyer agrees that on the Closing Date it will have no short position in the Common Stock. The Buyer agrees on its behalf and on behalf of its affiliates that on and after the Closing Date it will not engage in any short sales or other hedging transactions relating to the Common Stock so long as the Company does not intentionally or negligently fail to comply in all material respects with its obligations to the Buyer under this Agreement, the Warrants and the Registration Rights Agreement which failure results in a material adverse effect on the Buyer's ability to timely sell Shares as contemplated by this Agreement and, in the event of any noncompliance with such obligations, such noncompliance is cured within ten Business Days of the Company's receipt of notice thereof from the Buyer.

                  (k) MONTHLY REPORTS. Within five Business Days after the end of each calendar month commencing December 1999 to and including the month in which the Buyer sells or transfers all remaining Common Shares, the Buyer shall give notice to the Company of the number of Common Shares held by the Buyer as of the close of business on the last day of each such month.

                  (l) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Common Shares set forth in Section 7 or 8, as the case may be, of this Agreement on or before the Closing Date.

                  5.  REPURCHASE AT OPTION OF THE COMPANY.

                  If (i) the Company shall be in compliance in all material respects with its obligations to the Buyer (including, without limitation, its obligations under this Agreement, the Warrants and the Registration Rights Agreement), (ii) on the date the Repurchase Notice (as defined herein) is given and at all times until the Repurchase Date (as defined herein), the Registration Statement is effective and available for use by the Buyer for the resale of its Shares and (iii) on the date the Repurchase Notice is given and on the Repurchase Date, the Company has available and unrestricted Cash and Cash Equivalent Balances not less than the aggregate amount to be paid to repurchase shares of Common Stock pursuant to Section 5 of this Agreement and the Other Subscription Agreement, then the Company shall have the right to repurchase outstanding Common Shares and Warrant Shares issued upon exercise of the Class B Warrants held by the Buyer (collectively, "Outstanding Shares") as follows:

                  (a) REPURCHASE RIGHT. If the Company gives a Repurchase Notice to the Buyer not less than ten Trading Days or more than 30 Trading Days prior to the Repurchase Date, the Company may at any time repurchase all or from time to time any part of the Outstanding Shares held on the Repurchase Date which are subject to such Repurchase Notice in accordance with this Section 5. On the Repurchase Date, the Company shall make payment to the Buyer of the applicable Repurchase Price (as defined herein) multiplied by the number of Outstanding Shares to be repurchased in immediately available funds to such account as specified by the Buyer in writing to the Company at least one Trading Day prior to the Repurchase Date. Notwithstanding anything to the contrary in this Section 5, prior to the Repurchase Date or such later date on which the Repurchase Price is paid, the Buyer shall be free to sell or otherwise transfer any Outstanding Shares which are subject to the Repurchase Notice with respect to such Repurchase Date.

                  (b) CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "Cash and Cash Equivalent Balances" of any person on any date shall be determined from such person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such person and its subsidiaries on a consolidated basis on such date and available for use by such person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents, less the amount thereof which secures any outstanding indebtedness of the Company or its Subsidiaries.

                  "Generally Accepted Accounting Principles" for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

                  "Market Price" shall have the meaning provided in the Class B Warrants.

                  "Repurchase Date" means the date of repurchase of Outstanding Shares pursuant to Section 5.

                  "Repurchase Notice" means a notice given by the Company to the Buyer pursuant to Section 5 exercising the Company's right to repurchase all or a portion of the Outstanding Shares pursuant to Section 5 which states (1) the number of Outstanding Shares which are to be repurchased, (2) the Repurchase Price and the formula for determining the same, determined in accordance herewith and (3) the applicable Repurchase Date.

                  "Repurchase Price" means, for each Outstanding Share repurchased pursuant to Section 5, 120% of the greater of: (x) the arithmetic average of the Market Price on each of the five consecutive Trading Days prior to the date the Repurchase Notice is given to the Buyer, (y) the arithmetic average of the Market Price on each of the five consecutive Trading Days prior to the Repurchase Date and (z) if determined prior to 180 days after the Closing Date, the price per share paid by the Buyer for the Common Shares on the Closing
Date or, if determined on or after the day which is 180 days after the Closing Date, the most recent Adjustment Price (as defined in the Class B Warrants).

                  6.  CLOSING DATE.

                  Subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8, the date and time of the issuance and sale of the Common Shares and the issuance of the Warrants (the "Closing Date") shall be 12:00 noon, New York City time, on or before the date which is one Business Day after the date the Buyer has deposited the Purchase Price with the Escrow Agent in accordance with Section 1(b), or such other mutually agreed to time. The closing shall occur on the Closing Date at the_________________________________.

                  7.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND
ISSUE.

                  The Buyer understands that the Company's obligation to sell the Common Shares and issue the Warrants to the Buyer pursuant to this Agreement is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

                  (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

                  (b) Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Common Shares in accordance with Section 1(b) hereof; and

                  (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

                  8.  CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Common Shares and acquire the Warrants on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

                  (a) Delivery by the Company to the Escrow Agent of the certificates for the Common Shares, the Class A Warrants and the Class B Warrants in accordance with this Agreement;

                  (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date, and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer of the Company confirming such matters and such other matters as the Buyer may reasonably request;

                  (c) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation, as amended, and By-Laws of the Company as in effect on the Closing Date and (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby; and

                  (d) Receipt by the Buyer on the Closing Date of an opinion of Christopher J. Melcher, Esq., Vice President and General Counsel of the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX V attached hereto.

                  9.  MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

                  (b) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement or the date of execution and delivery of this Agreement by the Buyer and the Company shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

                  (c) HEADINGS, ETC. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (e) AMENDMENTS. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

                  (f) WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

                  (g) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Executive Officer (telephone line facsimile transmission number (303) 672-0711) or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement, with a copy to_________________________________________________
or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision.

                  (h) ASSIGNMENT. Prior to the Closing Date, the Buyer may not assign its rights and obligations under this Agreement. Any transfer of the Shares or the Warrants by the Buyer after the Closing Date shall be made in accordance with Section 4(a). After the Closing Date, the Buyer shall have the right to assign its rights and obligations under this Agreement in connection with any transfer of the Buyer's rights under the Registration Rights Agreement by compliance with the provisions of Section 9 of the Registration Rights Agreement.

                  (i) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of and payment for the Common Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

                  (j) ENTIRE AGREEMENT. This Agreement and its Schedules and Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

                  (k) TERMINATION. Either party shall have the right to terminate this Agreement by giving notice to the other party at any time at or prior to the Closing Date if:

                  (1) the other party shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

                  (2) any other condition of the terminating party's obligations hereunder is not fulfilled; or

                  (3) the closing shall not have occurred on a Closing Date on or before December 15, 1999, other than solely by reason of a breach of this Agreement by the terminating party.

Any such termination shall be effective upon the giving of notice thereof by the terminating party. Upon such termination, neither party shall have any further obligation to the other party hereunder; provided, however, that each party shall remain liable for an amount not to exceed

$30,000 for any breach by such party of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination, including, without limitation, liability for the fees and expenses of counsel for the non-breaching party.

                  (l) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

                  (m) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or Nasdaq regulation (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  (n) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below.


NUMBER OF SHARES:
                 ---------------------

PRICE PER SHARE: $
                  ---------------------

AGGREGATE PURCHASE PRICE: $
                           ---------------

                                   ----------------------


                                   By:                                    ,
                                      ------------------------------------
                                        as General Manager



                                   By:
                                      ------------------------------------
                                                President

                                   Date: December 7, 1999
                                         -----------------

                                   Address:
                                           -------------------------------

                                   Facsimile No.:
                                                 -------------------------


                                   RMI.NET, INC.



                                   By:
                                      ------------------------------------
                                           Douglas H. Hanson
                                            Chairman & CEO

Date: December 7, 1999
      ----------------